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                               ARTICLES OF AMENDMENT

    Morgan Stanley Fund, Inc., a Maryland Corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    The charter of the corporation is hereby amended as follows: To change the name of the corporation to Van Kampen Series Fund, Inc.


This amendment of the charter of the corporation has been approved by:


    Directors approved name change May 27, 1998

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


/s/ Ronald A. Nyberg                     /s/ Peter W. Hegel
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        SECRETARY                                    VICE PRESIDENT



               MAIL TO STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                     301 WEST PRESTON STREET, ROOM 809
                            BALTIMORE, MD 21201
                            PHONE: 401-767-1350

        Date: July 14, 1998
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